EXHIBIT 1

CEDAR FAIR, L.P.

2,400,000 Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

July 14, 2004

KeyBanc Capital Markets, a division of

McDonald Investments Inc.

A.G. Edwards & Sons, Inc.

Stifel, Nicolaus & Company, Incorporated

Natexis Bleichroeder Inc.

As Representatives of the several Underwriters

c/o McDonald Investments Inc.

McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114

Ladies and Gentlemen:

Cedar Fair, L.P., a Delaware limited partnership (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 2,400,000 units (the "Firm Securities") representing limited partner interests in the Company ("Units") to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). In addition, the Company also proposes to grant the Underwriters an option to purchase up to an additional 360,000 Units (the "Optional Securities"). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the "Securities." The Company hereby confirms the agreement with you, acting as the Representatives of the Underwriters.

  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:
    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-116711) covering the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), including the preliminary prospectus relating to the Securities. At the time of the filing of the registration statement and any amendment thereto and at the time the registration statement became effective, the Company met the requirements for use of Form S-3 under the Securities Act. Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, at the time it became effective, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. Any preliminary prospectus, which term shall include both the base prospectus and any prospectus supplement, included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Securities Act Regulations before a prospectus in final form is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called a "Preliminary Prospectus." The final prospectus, including both the base prospectus and any prospectus supplement and including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, in the form first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

    The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. To the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been initiated or are pending or are contemplated by the Commission.
    The Registration Statement complies, and any post-effective amendment thereto will comply, in all material respects, with the Securities Act and the Securities Act Regulations. The Registration Statement, and any post-effective amendment thereto, do not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date, and any supplements to the Prospectus, as of the applicable filing date, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto or the Prospectus or any supplement thereto made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(e). There are no contracts or other documents required to be described in the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.
    The documents incorporated by reference or deemed to be incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Prospectus or any supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
    The Company has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with the requisite power and authority (limited partnership and other) to own and lease its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign limited partnership in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").
    Magnum Management Corporation, an Ohio corporation, Cedar Fair, an Ohio general partnership, Knott's Berry Farm, a California general partnership, Michigan's Adventure, Inc., a Michigan corporation, Boeckling, L.P., an Ohio limited partnership, Cedar Point of Michigan, Inc., a Michigan corporation, and Cedar Point, Inc., an Ohio corporation (each, a "Subsidiary" and collectively, the "Subsidiaries"), are the only subsidiaries of the Company. All of the outstanding shares of capital stock, limited partner interests or general partner interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except with respect to limited partner interests or general partner interests) and are owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims.
    Each Subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing and in good standing (except with respect to general partnerships) as a corporation, limited partnership or general partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with the requisite power and authority (corporate, limited partnership or general partnership, as applicable) to own and lease its properties and conduct its business as described in the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or general partnership, as applicable, in good standing (except with respect to general partnerships) in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
    Cedar Fair Management, Inc., an Ohio corporation and the general partner of the Company (the "General Partner"), has been duly incorporated and is validly existing and in good standing under the laws of the State of Ohio, with the requisite power and authority (corporate and other) to own and lease its properties, to conduct its business and to act as general partner of the Company. The General Partner is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect or subject the limited partners of the Company to any material liability or disability. The General Partner is the sole general partner of the Company with a 0.001% general partner interest in the Company. The general partner interest has been duly authorized and validly issued to the General Partner in accordance with the Fifth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. dated as of June 8, 2004 (as amended, the "Partnership Agreement"), which Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The General Partner owns such general partner interest free and clear of all liens, encumbrances, equities or claims.
    This Agreement has been duly authorized, executed and delivered by the Company.
    The Company's authorized and outstanding partnership interests are as set forth in the Prospectus. All of the outstanding Units and the limited partner interests represented thereby have been duly authorized and validly issued, are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act), and are free of any preemptive rights or similar rights. All of the partnership interests of the Company and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus. Except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, partnership interests or other ownership interests in the Company or any security convertible or exchangeable or exercisable for partnership interests or other ownership interests in the Company.
    The Securities and the limited partner interests represented thereby have been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free and clear of all liens, encumbrances, equities or claims. The issuance and sale of the Securities will not be subject to any preemptive or similar rights and the Securities will conform to the description thereof in the Prospectus.
    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Units or any other securities of the Company owned or to be owned by such person or to require the Company to include such Units or other securities in the Registration Statement.
    No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act and as may be required by state securities or "blue sky" laws.
    The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default or, except as disclosed in the Prospectus, Repayment Event (as defined below) under (i) the partnership agreement, charter, by-laws, code of regulations or similar organizational documents of the Company or any of the Subsidiaries or the General Partner, as applicable, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except, with respect to clause (ii), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of the Subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.
    None of the Company, any of the Subsidiaries and the General Partner is in violation of its partnership agreement, charter, by-laws, code of regulations or similar organizational documents, as applicable, or in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or the General Partner is a party or by which the Company, any of the Subsidiaries or the General Partner is bound or to which any of the property or assets of the Company, any of the Subsidiaries or the General Partner is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
    The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free from liens, encumbrances and defects, except as such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. The Company and the Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would materially interfere with the use made or to be made of such property by them.
    The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such certificate, authority or permit would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
    Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending as to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.
    The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
    Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
    Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate. No such plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). No lien in favor of any such plan has arisen under Section 302(f) of ERISA or Section 412(n) of the Code. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of the Subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.
    The Company and the Subsidiaries have filed on a timely basis (including through permitted extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (except where the failure to so file, individually or in the aggregate, would not have a Material Adverse Effect) and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. The Company has withheld all necessary federal, state, local and foreign income taxes required in connection with distributions to holders of the Units. No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would have, a Material Adverse Effect.
    The Company has filed an election under Section 7704(g) of the Internal Revenue Code of 1986, as amended (the "Code"), to be subject to a tax on its gross income from the active conduct of trades and businesses ("Active Business Gross Income"). In determining its Active Business Gross Income for purposes of the tax imposed by Section 7704(g) of the Code, the Company has included its distributive share of the Active Business Gross Income of any partnerships, limited liability companies or other pass-through entities that are treated as partnerships and in which the Company is treated as a partner for federal income tax purposes.
    The Company was a "publicly traded partnership" (within the meaning of Section 10211(c)(2) of the Revenue Reconciliation Act of 1987) on December 17, 1987. The Company has never been treated and, without regard to Section 7704(c)(1) of the Code, would not have been treated as a corporation under Section 7704 of the Code for any tax year beginning after December 31, 1987 and before January 1, 1998. Neither the Company nor any Subsidiary has added a "substantial new line of business" (within the meaning of the applicable U.S. Treasury Regulations under Section 7704 of the Code) after December 17, 1987.
    The Company and each of the Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and, to the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses.
    The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, and all applicable state and local laws and regulations relating to the safety of its amusement park and water park operations, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.
    None of the Subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.
    The consolidated financial statements and supporting schedules of the Company filed with the Commission and included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations, cash flows and changes in partners' equity of the Company and its consolidated subsidiaries for the periods specified, in each case for the respective periods to which they apply, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included in the Registration Statement and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement and the Prospectus. The Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.
    Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Prospectus any loss or interference with its business material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus. Since the respective dates as of which information is given in the Prospectus, there has not been any (i) material change in the capital stock of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company or (iii) material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.
    PricewaterhouseCoopers LLP, as of December 31, 2003 and during the periods covered by the financial statements and supporting schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus on which they reported, were, and Deloitte & Touche LLP are, independent public accountants as required by the Securities Act and the Securities Act Regulations.
    Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
    The Company has established and maintains disclosure controls and procedures (as such term is defined in the Rules 13a-15(e) and 15d-15(e) of the Exchange Act Regulations). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and principal financial officer by others within the Company and its consolidated subsidiaries, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective to perform the functions for which they were established. Except as disclosed in the Prospectus, there has not been any change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. Since the most recent evaluation of the Company's internal control over financial reporting, the Company's independent public accountants and the audit committee of the board of directors of the General Partner have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.
    The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.
    The Units have been registered under Section 12(b) of the Exchange Act, and have been authorized for trading on the New York Stock Exchange (the "NYSE").
    Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units in order to facilitate the sale or resale of the Securities or otherwise.
    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").
  Sale, Purchase and Delivery of Securities.
    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto, at a purchase price per Unit of $28.73, and in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Securities as provided below, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per Unit set forth in clause (a) of this Section 2(a), the number of Optional Securities (to be adjusted by the Representatives to eliminate fractional Units) that bears the same proportion to the total number of Optional Securities to be purchased as the Firm Securities as set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Securities.
    The Company hereby grants to the Underwriters the right to purchase, severally and not jointly, at their election up to 360,000 Optional Securities, at the purchase price per Unit set forth in the paragraph above, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Delivery Date (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
    The several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.
    The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company ("DTC"), for the accounts of such Underwriters, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to McDonald Investments Inc. at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Delivery Date (as defined below) with respect thereto at the office of McDonald Investments Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114 or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Firm Securities, July 20, 2004 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Securities, or such date as the Representatives and the Company may agree upon in writing. Such date for delivery of the Firm Securities is herein called the "First Delivery Date," such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an "Optional Delivery Date," and each such time and date for delivery is herein called a "Delivery Date."
    Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.
  Certain Agreements of the Company. The Company agrees with each of the Underwriters:
    To prepare the Prospectus in a form approved by the Representatives (which approval shall not be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act Regulations; during the period beginning on the date hereof and ending on the later of the First Delivery Date or such date, as in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Securities, to make no further amendment or any supplement to the Registration Statement or Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act) which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.
    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction.
    No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
    To make generally available to its securityholders within the required time periods after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158).
    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any Units or any securities that are substantially similar to Units or securities convertible into or exchangeable for Units or any securities that are substantially similar to the Units, or sell or grant options, rights or warrants with respect to any Units or any securities that are substantially similar to Units or securities convertible into or exchangeable for Units or any securities that are substantially similar to Units, or publicly announce the intention to do any of the foregoing (other than pursuant to employee option plans existing on the date of this Agreement or pursuant to the Company's distribution reinvestment plan), without the prior written consent of McDonald Investments Inc.; provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this Section 3(e) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
    During a period of two years from the effective date of the Registration Statement, to deliver or make available to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its securityholders generally or to the Commission), provided that such information shall be subject to such confidentiality and use restrictions as the Company shall impose.
    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."
    To use its best efforts to list, subject to official notice of issuance, the Securities on the NYSE prior to the First Delivery Date.
    Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in connection with the distribution of the Securities.
  Expenses. The Company will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Securities on the NYSE; (e) the cost of preparing unit certificates; (f) the cost and charges of any transfer agent or registrar; and (g) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood that, except as provided in this Section, Section 6 and Section 9 hereof, the Company shall not be responsible for any fees and disbursements of counsel for the Underwriters.
  Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:
    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
    The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the opinion of counsel for the Underwriters, is material or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading.
    Squire, Sanders & Dempsey L.L.P., counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:
      The Company has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with the requisite power and authority (limited partnership and other) to own and lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign limited partnership in good standing in each jurisdiction and as of the dates listed on Exhibit A attached to such opinion.
      Each Subsidiary of the Company is validly existing and in good standing (except with respect to general partnerships) as a corporation, limited partnership or general partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with the requisite power and authority (corporate, limited partnership or general partnership, as applicable) to own and lease its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or general partnership, as applicable, in good standing (except with respect to general partnerships) in each jurisdiction and as of the dates listed on Exhibit B attached to such opinion.
      All of the outstanding shares of capital stock, limited partner interests or general partner interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except with respect to limited partner interests or general partner interests) and are owned by the Company, directly or indirectly through subsidiaries, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims.
      The General Partner has been duly incorporated and is validly existing and in good standing under the laws of the State of Ohio, with the requisite power and authority (corporate and other) to own and lease its properties, to conduct its business and to act as general partner of the Company; and the General Partner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction and as of the dates listed on Exhibit C attached to such opinion.
      The General Partner is the sole general partner of the Company and owns (of record) a 0.001% general partner interest in the Company; such general partner interest has been duly authorized and validly issued to the General Partner in accordance with the Partnership Agreement; the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity; and the General Partner owns such general partner interest, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims.
      This Agreement has been duly authorized, executed and delivered by the Company.
      The Company's authorized and outstanding partnership interests are as set forth in the Prospectus; all of the outstanding Units and the limited partner interests represented thereby have been duly authorized and validly issued, are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act), and are free of any preemptive rights or similar rights; all of the partnership interests of the Company and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus; and, except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, partnership interests or other ownership interests in the Company or any security convertible or exchangeable or exercisable for partnership interests or other ownership interests in the Company.
      The Securities and the limited partner interests represented thereby have been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act). The issuance and sale of the Securities will not be subject to any preemptive or similar rights and the Securities will conform to the description thereof in the Prospectus.
      The Registration Statement has been declared effective by the Commission under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been initiated or are pending or are contemplated or threatened by the Commission; and the Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.
      No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act and as may be required by state securities or "blue sky" laws.
      The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default or, except as disclosed in the Prospectus, Repayment Event under (A) the partnership agreement, charter, by-laws, code of regulations or similar organizational documents of the Company or any of the Subsidiaries or the General Partner, as applicable, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (C) any statute, law, rule or regulation of any governmental agency or body or, to such counsel's knowledge, any order of any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except, with respect to clause (B), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
      The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined under the Investment Company Act.
      To such counsel's knowledge, there no legal or governmental actions, suits or proceedings, pending or threatened, required to be described in the Prospectus under the Securities Act that are not adequately disclosed in the Prospectus.
      The opinion of Squire, Sanders & Dempsey L.L.P. that is filed as Exhibit 8 to the Registration Statement is confirmed and the Underwriters may rely on such Opinion as if it were addressed to them.
      The statements contained in the Prospectus under the captions "Description of the Units," "Summary Description of Our Limited Partnership Agreement" and "Tax Considerations," insofar as such statements purport to summarize legal matters or provisions of the documents referred to therein, present accurate and fair summaries of such legal matters and provisions.

    Such counsel shall state that, although such counsel have not independently verified are not passing upon, and do not assume any responsibility for, the accuracy or completeness (except as and to the extent set forth in paragraph (xv) above) of the information contained in the Registration Statement and the Prospectus, they have participated in the preparation of the Registration Statement and the Prospectus; from time to time, such counsel have had discussions with officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, the independent accountants who examined the financial statements of the Company contained in the Registration Statement and the Prospectus, with representatives of the Underwriters and with counsel to the Underwriters; and nothing has come to such counsel's attention which would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement) or that the Prospectus, as of its date or at the First Delivery Date or the Optional Delivery Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Prospectus).

    In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the States of Delaware, Ohio and California or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Delivery Date or the Optional Delivery Date, as the case may be, shall be in form and substance satisfactory to the Representatives, shall expressly state that the Representatives may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

    Jones Day, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives.
    The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in and incorporated by reference in the Registration Statement and the Prospectus, provided that the letter delivered on the First Delivery Date shall use a "cut-off date" not earlier than the date hereof.
    The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in and incorporated by reference in the Registration Statement and the Prospectus, provided that the letter delivered on the First Delivery Date shall use a "cut-off date" not earlier than the date hereof.
    The Company shall have furnished to underwriters on such Delivery Date a certificate, dated such Delivery Date, executed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, to the effect that (i) the representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct as of the date given and as of such Delivery Date, (ii) the Company has complied in all material respects with its agreements contained herein to be performed prior to or on such Delivery Date and the conditions set forth in Sections 5(h) have been fulfilled and (iii) to such officers' knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.
    (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock of the Company or the Subsidiaries or the consolidated short-term or long-term debt of the Company or any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
    On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.
    On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq National Market, (ii) a suspension or material limitation in trading in the Company's securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Ohio state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
    The Representatives shall have received from each executive officer and director of the General Partner an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Schedule B.
    The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

  All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

  Indemnification and Contribution.
    The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e); and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damage, liability or action of such Underwriter results from the fact such Underwriter sold Securities to a person as to whom it shall be established that such sale was an initial resale by such Underwriter and there was not sent or given to such person, if required by law to have been so sent or given, at or prior to the written confirmation of such sale to such person, a copy of the Prospectus (other than the documents incorporated by reference therein), if the Company had previously furnished copies thereof pursuant to Section 3(c) and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus.
    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.
    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
    If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
    Prior to the First Delivery Date, the Underwriters shall deliver a letter to the Company identifying the statements furnished by them in writing expressly for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus are the statements to be contained in such letter.
  Default of One or More of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 9 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 7. Any action taken under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

  Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 5(h), (i) or (j) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 9 hereof.
  Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
  Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
    If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to McDonald Investments Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Jonathan Crane (Facsimile: 216-689-0511; Telephone: 216-689-4747); and

    with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Christopher M. Kelly, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-3939);

    if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at One Cedar Point Drive, Sandusky, Ohio 44870, Attention: Bruce A. Jackson (Facsimile: 419-627-2377; Telephone: 419-627-2295);

  with a copy (which shall not constitute notice) to Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Jeffrey J. Margulies, Esq. (Facsimile: 216-479-8780; Telephone: 216-479-8500).

  Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
  Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.
  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Cedar Fair, L.P.

By: Cedar Fair Management, Inc.,
its General Partner

By:
Name:
Title:

Accepted and agreed by:

KeyBanc Capital Markets, a division of

McDonald Investments Inc.

A.G. Edwards & Sons, Inc.

Stifel, Nicolaus & Company, Incorporated

Natexis Bleichroeder Inc.

Acting as Representatives of the several Underwriters named in attached Schedule A

McDonald Investments Inc.

By:
Name:
Title:

SCHEDULE A

Underwriters	Number of Firm Securities to be Purchased

KeyBanc Capital Markets, a division of McDonald Investments Inc.	946,000
A.G. Edwards & Sons, Inc.	585,000
Stifel, Nicolaus & Company, Incorporated	382,000
Natexis Bleichroeder Inc.	337,000
Robert W. Baird & Co. Incorporated	50,000
Janney Montgomery Scott LLC	50,000
Legg Mason Wood Walker, Incorporated	50,000

Total	2,400,000

SCHEDULE B

FORM OF LOCK-UP LETTER AGREEMENT

_________, 2004

KeyBanc Capital Markets, a division of

McDonald Investments Inc.

A.G. Edwards & Sons, Inc.

Stifel, Nicolaus & Company, Incorporated

Natexis Bleichroeder Inc.

As Representatives of the several Underwriters

c/o McDonald Investments Inc.

McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement"), on behalf of the several Underwriters to be named in Schedule A to such agreement (collectively, the "Underwriters"), with Cedar Fair, L.P., a Delaware limited partnership (the "Company") providing for a public offering (the "Offering") of units representing limited partnership interests in the Company (the "Units"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company, you and the other Underwriters will proceed with the Offering in reliance of this Lock-Up Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of McDonald Investments Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Units, options or warrants to acquire Units, or securities exchangeable or exercisable for or convertible into Units currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of the Underwriting Agreement and continuing through the close of trading on the date 90 days after such date (the "Lock-Up Period"); provided, however, that the foregoing restrictions shall not preclude or otherwise limit (i) the exercise of an option to purchase Units previously granted to the undersigned by the Company, (ii) the transfer to the Company of Units or an option to purchase Units in connection with an exercise of an option to purchase Units solely to pay the option exercise price or any taxes required to be withheld by the Company to the extent such transfer is permitted to satisfy such obligations pursuant to the Company's equity compensation plans or the agreement pursuant to which such option was granted and so long as such transfer does not result in a sale of Units to the public or (iii) a bona fide gift of Units approved by McDonald Investments Inc. so long as the recipient of such Units agrees in writing to be bound by the restrictions contained in this Lock-Up Letter Agreement.

Notwithstanding the foregoing, (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless McDonald Investments Inc. waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by McDonald Investments Inc. to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Units or securities convertible into or exchangeable or exercisable for Units held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any Units owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:
Name:
Title: